SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                              --------------------

        Date of Report (Date of earliest event reported): August 12, 2002


                                 CITIGROUP INC.

               (Exact Name of Registrant as Specified in Charter)


            Delaware                    1-9924             No. 52-1568099

(State or Other Jurisdiction of    (Commission File     (IRS Employer
         Incorporation)                 Number)          Identification No.)


         399 Park Avenue, New York, New York                        10043

     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (212) 559-1000


                                 Not Applicable

         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         On August 14, 2002, Citigroup Inc. issued an Information Statement describing its proposed distribution to the stockholders of Citigroup Inc. of shares of capital stock of Travelers Property Casualty Corp. The Information Statement contains a description of Travelers Property Casualty Corp., as well as a description of the distribution and certain U.S. federal income tax consequences of the distribution. The Information Statement is attached as Exhibit 99.1 to this Report.

         On August 12, 2002, Citigroup Inc. issued a press release announcing the final number of shares of Travelers Property Casualty Corp. class A common stock and class B common stock to be distributed on August 20, 2002 per share of Citigroup Inc. common stock. The press release is attached as Exhibit 99.2 to this Report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits:

                  The following exhibits are filed herewith:

                  Exhibit 99.1 Information Statement, dated August 14, 2002.

                  Exhibit 99.2 Press Release, dated August 12, 2002.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CITIGROUP INC.


Date:  August 14, 2002                      By:  /s/ William P. Hannon
                                                ----------------------
                                                Name:  William P. Hannon
                                                Title: Controller




                               EXHIBIT INDEX

Exhibit No.                Description

99.1                       Information Statement, dated August 14, 2002.

99.2                       Press Release, dated August 12, 2002.

                                                               Exhibit 99.1

[CITIGROUP LOGO]

                                               August 14, 2002

Dear Citigroup Stockholder:

     I am pleased to report that Citigroup Inc.'s previously announced distribution of shares of class A common stock and class B common stock of Travelers Property Casualty Corp. to Citigroup's common stockholders will occur on August 20, 2002. Travelers class A common stock currently trades on the New York Stock Exchange under the symbol "TAP.A." Travelers class B common stock will trade on the New York Stock Exchange under the symbol "TAP.B."

     The attached information statement describes the distribution of shares of Travelers class A common stock and Travelers class B common stock to Citigroup stockholders and contains important information, including:

     o a description of certain U.S. federal income tax consequences of your receipt of the Travelers shares;

     o   how we will determine the number of shares you will receive;

     o   how fractional shares will be treated;

     o   a brief description of the background and business of Travelers;
         and

     o   how you can obtain additional information about these matters.

    This is an exciting and historic time for Citigroup and for Travelers. I hope you share our enthusiasm.

                                              Sincerely,

                                              /s/ Sanford I. Weill

                                              Sanford I. Weill
                                              Chairman and Chief
                                              Executive Officer

                           Information Statement

                              Distribution of
                 219,050,000 Shares of Class A Common Stock
                                    and
                 450,050,000 Shares of Class B Common Stock
                                     of
                     TRAVELERS PROPERTY CASUALTY CORP.
                                     by
                               CITIGROUP INC.
                   to Citigroup Inc. Common Stockholders


     We are sending you this Information Statement because we are distributing an aggregate of 669.1 million shares of Travelers Property Casualty Corp. class A common stock and class B common stock (which we refer to collectively as the Travelers common stock) held by us to the holders of our common stock on a pro rata basis. We are distributing a combination of 0.0430422 of a share of Travelers class A common stock and
0.0884326 of a share of Travelers class B common stock with respect to each outstanding share of Citigroup common stock. The distribution will be effective as of August 20, 2002, to holders of record of shares of Citigroup common stock on August 9, 2002.

     Travelers is a leading property and casualty insurance company in the United States. Travelers provides a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. In March 2002, Travelers completed an initial public offering of 231 million shares of its class A common stock. Immediately following Travelers' initial public offering, Citigroup owned all of the outstanding shares of Travelers class B common stock and 269 million shares of Travelers class A common stock, representing 76.9% of the outstanding shares of Travelers common stock and approximately 94.2% of the outstanding voting power of Travelers. Immediately following the distribution, Citigroup will hold approximately
49.95 million shares of Travelers class A common stock and approximately
49.95 million shares of Travelers class B common stock, representing 9.99% of the outstanding shares of Travelers common stock and 9.99% of the outstanding voting power of Travelers. Travelers class A common stock currently trades on the New York Stock Exchange, or the NYSE, under the symbol "TAP.A." Travelers class B common stock has been approved for listing on the NYSE under the symbol "TAP.B."

     No vote of Citigroup stockholders is required in connection with this distribution. Therefore, you are not required to take any action. Citigroup stockholders will not be required to pay for the shares of Travelers common stock they receive in the distribution, or to surrender or exchange shares of Citigroup common stock in order to receive Travelers common stock in the distribution, or to take any other action in connection with the distribution. We are sending you this Information Statement, which contains additional information about Travelers, as well as a description of the distribution and certain U.S. federal income tax consequences of the distribution, for your information only.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the Travelers class A common stock or class B common stock to be issued to you pursuant to this distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is August 14, 2002.

      This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

              Information about the Distribution of Shares of
                     Travelers Property Casualty Corp.

The Distribution

     On August 1, 2002, a special committee of the board of directors of Citigroup approved the distribution of shares of Travelers common stock held by Citigroup to the holders of Citigroup common stock. The distribution consists of 219,050,000 shares of Travelers class A common stock and 450,050,000 shares of Travelers class B common stock owned by Citigroup. For each share of Citigroup common stock, the distribution will consist of a combination of 0.0430422 of a share of Travelers class A common stock and 0.0884326 of a share of Travelers class B common stock.
The distribution will be payable after the close of trading on the NYSE on August 20, 2002, the distribution date, to holders of record of Citigroup common stock on August 9, 2002, which is the record date for the distribution.

     You will not be required to pay any cash or other consideration for the shares of Travelers common stock distributed to you or to surrender or exchange your shares of Citigroup common stock to receive the distribution of Travelers common stock. Each share of Travelers class A common stock that you will receive has the same rights as each share of Travelers class B common stock that you will receive, except that each share of Travelers class A common stock is entitled to one vote per share and each share of Travelers class B common stock is entitled to seven votes per share.

The Number of Shares You Will Receive

     The actual number of shares of Travelers common stock that you will receive in the distribution will equal the total number of shares of Citigroup common stock that you own at 5:00 p.m., Eastern Time, on August 9, 2002, the record date, multiplied by:

     o 0.0430422, for the number of shares of Travelers class A common stock you will receive; and

     o 0.0884326, for the number of shares of Travelers class B common stock you will receive.

     The 0.0430422 per share distribution ratio for the Travelers class A common stock was calculated by dividing the total number of shares of Travelers class A common stock to be distributed in the distribution by 5,089,183,641, which represents the total number of shares of Citigroup common stock outstanding at 5:00 p.m., Eastern Time on August 9, 2002. Similarly, the 0.0884326 per share distribution ratio for the Travelers class B common stock was calculated by dividing the total number of shares of Travelers class B common stock to be distributed in the distribution by 5,089,183,641.

When and How You Will Receive the Distribution

     We will distribute the shares of Travelers common stock after the close of trading on the NYSE on August 20, 2002. Citibank, N.A. will serve as the distribution agent in connection with the distribution. EquiServe Trust Company, N.A., which currently serves as the transfer agent and registrar for Travelers class A common stock, will also serve as transfer agent and registrar for Travelers class B common stock.

     As a Citigroup stockholder who held shares of Citigroup common stock at 5:00 p.m., Eastern Time on the record date, you will be credited, as of 5:00 p.m., Eastern Time on the distribution date, with the number of shares of Travelers class A common stock and Travelers class B common stock which you are entitled to receive in the distribution. Your ownership of Travelers common stock will be registered in book-entry form. Book-entry registration refers to a method of recording stock ownership in which no physical share certificates are issued to stockholders.

     Commencing on or shortly after the distribution date, if you hold physical stock certificates representing your shares of Citigroup common stock and you are the registered holder of the Citigroup shares represented by those certificates, the distribution agent will mail to you an account statement indicating the number of shares of Travelers common stock that have been registered in book-entry form in your name. If you have any questions concerning the mechanics of having shares of Travelers common stock registered in book-entry form, we encourage you to contact EquiServe Trust Company, N.A. by telephone at (866) 290-4344 or (781) 575-3654 (outside the United States and Canada).

     Most Citigroup stockholders hold their Citigroup shares through a bank or brokerage firm. In such cases, the bank or brokerage firm holds the stock in "street name" and ownership is recorded on the bank or brokerage firm's books. If you hold your Citigroup stock through a bank or brokerage firm, your bank or brokerage firm should electronically credit your account for the shares of Travelers common stock that you are entitled to receive in the distribution. If you have any questions concerning the mechanics of having shares of Travelers common stock held in "street name," we encourage you to contact your bank or brokerage firm.

     Following the distribution date, you may obtain at any time without charge a certificate representing the shares of Travelers common stock registered in your name in book-entry form by contacting EquiServe Trust Company, N.A. at the address and telephone number set forth on page 9 of this Information Statement.

     The distribution agent will not deliver any fractional shares of Travelers common stock in connection with the distribution. Instead, EquiServe Trust Company, N.A., as aggregation agent, will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. If you physically hold Citigroup common stock certificates and are the registered holder, you will then receive a check from the aggregation agent in an amount equal to your pro rata share of the total net cash proceeds of that sale. We estimate that it will take approximately two weeks from the distribution date for the aggregation agent to complete these distributions. If you hold your Citigroup stock through a bank or brokerage firm, your bank or brokerage firm should electronically credit your account for any cash in lieu of fractional shares of Travelers common stock that you may be entitled to receive in the distribution.

Certain U.S. Federal Income Tax Consequences

     The summary of U.S. federal income tax consequences set forth below is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, such as stockholders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies, entities that are treated as partnerships for U.S. federal income tax purposes, or tax-exempt organizations, (2) stockholders holding shares of Citigroup common stock, Travelers class A common stock or Travelers class B common stock as part of a straddle, hedge, conversion transaction or other integrated investment, (3) stockholders who are not "United States persons" within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, or (4) persons who received their shares of Citigroup common stock pursuant to the exercise of incentive stock options, or persons who hold unvested awards of restricted or deferred Citigroup stock under any employee equity program). All stockholders should consult their tax advisors as to the particular tax consequences to them of the distribution, including the state, local and (if applicable) foreign tax consequences.

     Tax-Free Status of the Distribution. We have received a private letter ruling from the Internal Revenue Service, or IRS, stating that our distribution of Travelers common stock to our common stock holders will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

     o Citigroup common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Travelers common stock as a result of the distribution; and

     o Citigroup will not recognize gain or loss by reason of the distribution.

     Although private letter rulings are generally binding on the IRS, we will not be able to rely on this ruling if any of the factual representations or assumptions that we made to obtain this ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our distribution to be taxable, the statements above would not apply and both we and our stockholders could be subject to U.S. federal income tax.

     Subsequent Sale of Stock. If you sell your shares of Travelers common stock or Citigroup common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term gain or loss if your holding period for such shares exceeded one year at the time of sale.

     Allocation of Tax Basis. The tax basis in your shares of Citigroup common stock immediately prior to the distribution will be allocated among your Travelers class A common stock, Travelers class B common stock and Citigroup common stock in proportion to their relative fair market values immediately after the distribution. Following the distribution, your aggregate tax basis in your shares of Travelers class A common stock, Travelers class B common stock and Citigroup common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Citigroup common stock immediately prior to the distribution.

     To determine your tax basis in your shares of Citigroup common stock, you must first determine (1) the date on which you acquired your Citigroup common stock and (2) the cost of your shares on that date. If you acquired your Citigroup stock pursuant to previous tax-free acquisitions by Citigroup, you should refer to your original cost basis in the predecessor corporation. Because Citigroup has declared stock splits in the past, your tax basis in any shares of Citigroup common stock acquired prior to a stock split must be divided between the shares you held prior to the stock split and the shares you received pursuant to the stock split (making appropriate adjustments to reflect cash received in lieu of fractional shares). Adjustments to tax basis may also be required as a result of other corporate transactions (e.g., the spin-off of Transport Holdings in 1995) that have occurred with respect to your Citigroup (or predecessor) stock during your time of ownership. If you acquired your shares of Citigroup common stock on more than one occasion, you will need to allocate your tax basis separately for each group of shares of Citigroup common stock you hold.

     Holding Period. The holding period for capital gains purposes of the shares of Travelers common stock that you receive as a result of the distribution will include, and be the same as, the holding period for your shares of Citigroup common stock with respect to which you received your distribution of Travelers common stock, provided that your shares of Citigroup common stock are held as a capital asset on the distribution date.

     Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Travelers common stock as part of the distribution, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will recognize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share, as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Citigroup common stock with respect to which you received your distribution of Travelers common stock.

     Additional Information To Help You Calculate Your New Tax Basis. After completion of the distribution, additional information will be sent to you concerning the allocation of your old tax basis in your Citigroup common stock between your shares of Citigroup common stock and Travelers common stock, including fractional shares.

     State, Local and Foreign Tax Consequences. You should consult your tax advisor regarding any state, local and foreign tax consequences of your receipt of shares of Travelers class A common stock and Travelers class B common stock and any cash payment in lieu of fractional shares.

     Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the distribution occurs. After completion of the distribution, we will provide you with the information necessary to comply with that requirement. You should retain this tax return statement so that it can be completed and attached to your tax return.

Trading Between the Record Date and the Distribution Date

     Beginning on August 7, 2002, the date that was two trading days prior to the record date, and continuing through the close of trading on the NYSE on August 20, 2002, the distribution date, there have been and will continue to be two markets in Citigroup common stock: a "regular way" market and an "ex-distribution" market. Shares of Citigroup common stock that trade in the regular way market trade with "due bills," which are entitlements to shares of Travelers common stock to be distributed pursuant to the distribution. Shares of Citigroup common stock that trade in the ex-distribution market trade without an entitlement to shares of Travelers common stock to be distributed in the distribution. Therefore, if you owned shares of Citigroup common stock at 5:00 p.m., Eastern Time, on the record date, and sell those shares in the regular way market prior to the close of the market on the distribution date, you will also be trading the right to receive the shares of Travelers common stock that would have been distributed to you in the distribution. If you sell those shares of Citigroup common stock in the ex-distribution market prior to or on the distribution date, you will still receive the shares of Travelers common stock that were to be distributed to you in respect of the shares of Citigroup common stock owned by you on the record date. Both regular way and ex-distribution trading in shares of Citigroup common stock take place on the NYSE.

     Also, beginning on August 7, 2002 and continuing through the close of the market on August 20, 2002, there have been and will continue to be three markets in Travelers common stock: a "regular way" market and two "when-issued" markets. The regular way market is the same market for Travelers class A common stock that has been in existence since Travelers completed its initial public offering of its class A common stock in March 2002. The when-issued markets are for Travelers class A common stock and Travelers class B common stock, respectively, that will be distributed to Citigroup stockholders on the distribution date. Therefore, if you are entitled to receive shares of Travelers common stock in the distribution, you may trade this entitlement to the shares of Travelers common stock, without the shares of Citigroup common stock you own, in the Travelers common stock when-issued trading markets. The regular way and when-issued trading in shares of Travelers class A common stock and class B common stock take place on the NYSE.

     All trades in the regular way market will settle on the third trading day after the trade date. All trades in the ex-distribution market and when-issued markets will settle on the fourth trading day after the distribution date, irrespective of the trade date. The due bills will settle on the third trading day after the distribution date.

     Travelers class A common stock currently trades on the NYSE under the symbol "TAP.A." Travelers class B common stock will trade on the NYSE under the symbol "TAP.B."

            Information about Travelers Property Casualty Corp.

Travelers' Business

     Travelers is a leading property and casualty insurance company in the United States. Its predecessor companies have been in the insurance business for more than 130 years. Travelers provides a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. Travelers conducts its operations through its wholly-owned subsidiaries in two business segments: Commercial Lines, which provides a variety of commercial coverages to a broad spectrum of business clients, and Personal Lines, which primarily offers automobile and homeowners insurance to individuals.

     Commercial Lines. Travelers is the third largest writer of commercial lines insurance in the United States based on 2001 direct written premiums as compiled and published by A.M. Best Company, an insurer rating agency. Its Commercial Lines segment offers a broad array of property and casualty insurance and insurance-related services to its clients. Commercial Lines is organized into five marketing and underwriting groups, each of which focuses on a particular client base or product grouping to provide products and services that specifically address clients' needs:

     o National Accounts provides large corporations with casualty products and services and includes Travelers' residual market business which offers workers' compensation products and services to the involuntary market;

     o Commercial Accounts provide property and casualty products to mid-sized businesses, property products to large businesses and boiler and machinery products to businesses of all sizes, and includes dedicated groups focused on the construction industry, trucking industry, agribusiness, and ocean and inland marine;

     o Select Accounts provides small businesses with property and casualty products, including packaged property and liability policies;

     o Bond provides a wide range of customers with specialty products built around Travelers' market leading surety bond business along with an expanding executive liability practice; and

     o Gulf serves all sizes of customers through specialty programs, with particular emphasis on management and professional liability products.

     The commercial coverages which Travelers markets include workers' compensation, general liability, including product liability, multiple peril, commercial automobile, property including fire and allied lines, and a variety of other coverages. Travelers also underwrites specialty coverages, including general liability for selected product liability risks, umbrella and excess liability coverage, directors' and officers' liability insurance, errors and omissions insurance, fidelity and surety bonds, excess SIPC protection, fiduciary liability insurance and other professional liability insurance. In addition, Travelers offers various risk management services, generally including claims management, loss control and engineering services, to businesses that choose to self-insure some exposures, to states and insurance carriers that participate in state involuntary workers' compensation pools and to employers seeking to manage workers' compensation medical and disability costs.

     Travelers distributes its commercial products through approximately 6,300 independent agencies and brokers located throughout the United States, supported by a network of approximately 80 field offices and two customer service centers.

     Personal Lines. Travelers is the second largest writer of personal lines insurance through independent agents and the eighth largest writer of personal lines insurance overall in the United States, based on 2001 direct written premiums as compiled and published by A.M. Best Company. Travelers writes most types of property and casualty insurance covering personal risks. Personal Lines had approximately 5.4 million policies in force at December 31, 2001. The primary coverages in Personal Lines are personal automobile and homeowners insurance sold to individuals.

     Personal Lines products are distributed primarily through approximately 7,600 independent agencies located throughout the United States, supported by personnel in 12 marketing regions and six customer service centers. Travelers also markets through additional distribution channels, including sponsoring organizations such as employers' and consumer associations, and joint marketing arrangements with other insurers.

     Travelers has made significant investments in enhanced technology utilizing Internet-based applications that make doing business with Travelers easier and more efficient for its independent agencies and brokers.

     A detailed description of Travelers' business is contained in Travelers' prospectus, which constitutes part of its Registration Statement on Form S-1 (SEC File No. 333-82388), filed with the Securities and Exchange Commission.

Background of the Separation of Travelers from Citigroup

     During the period immediately prior to the distribution, Travelers has been an indirect majority-owned subsidiary of Citigroup.

     Travelers is a Connecticut corporation that was formed in 1979. In December 1993, Citigroup acquired Travelers. In January 1996, Travelers formed Travelers Insurance Group Holdings Inc., or TIGHI (formerly known as Travelers Property Casualty Corp.), to hold its property and casualty insurance subsidiaries. In April 1996, TIGHI purchased from Aetna Services, Inc. all of Aetna's significant property and casualty insurance subsidiaries. In April 1996, TIGHI also completed an initial public offering of its common stock. During April 2000, Travelers completed a cash tender offer and merger, as a result of which TIGHI became a wholly-owned subsidiary of Travelers.

     In March 2002, Travelers completed an initial public offering of 231 million shares of its class A common stock. Immediately following Travelers' initial public offering, Citigroup owned all of the outstanding shares of Travelers class B common stock and 269 million shares of Travelers class A common stock, representing 76.9% of the outstanding shares of Travelers common stock and approximately 94.2% of the outstanding voting power of Travelers.

     In connection with Travelers' initial public offering, Travelers effected a corporate reorganization under which, among other things, (1) Travelers changed its name from The Travelers Insurance Group Inc. to Travelers Property Casualty Corp., (2) Travelers transferred substantially all of its assets to Citigroup, other than the capital stock of TIGHI, (3) Citigroup assumed all of Travelers' third-party liabilities, other than liabilities relating to TIGHI and TIGHI's active employees and (4) Travelers amended and restated its certificate of incorporation and bylaws.

     On August 1, 2002, a special committee of the board of directors of Citigroup approved the distribution of 219,050,000 shares of Travelers class A common stock and 450,050,000 shares of Travelers class B common stock, owned by Citigroup to the holders of Citigroup common stock. The distribution will be reflected as a deduction from Citigroup's additional paid-in capital. Immediately following the distribution, Citigroup will hold approximately 49.95 million shares of Travelers class A common stock and approximately 49.95 million shares of Travelers class B common stock, representing 9.99% of the outstanding shares of Travelers common stock and 9.99% of the outstanding voting power of Travelers.

     Travelers and Citigroup will continue to have ongoing relationships following the distribution. Travelers and Citigroup are parties to agreements providing for the separation of their respective business operations. These agreements govern various interim and ongoing relationships between the companies and include an intercompany agreement, a tax allocation agreement, a transition services agreement and an investment management agreement. Additional information regarding these agreements and other arrangements between our two companies are or will be contained in reports we and Travelers file with the Securities and Exchange Commission (see "Where You Can Find More Information," below).

      Information About Travelers Property Casualty Corp. Common Stock

Travelers Common Stock

     Under Travelers' Amended and Restated Certificate of Incorporation, Travelers' authorized capital stock consists of 1.5 billion shares of class A common stock, par value $.01 per share, 1.5 billion shares of class B common stock, par value $.01 per share, and 50 million shares of preferred stock, par value $.01 per share. As of August 14, 2002, there were 500 million shares of Travelers class A common stock outstanding, 500 million shares of Travelers class B common stock outstanding and no shares of Travelers preferred stock outstanding.

     Prior to the distribution, Citigroup owned 53.8% of the outstanding shares of Travelers class A common stock, plus all of the outstanding shares of Travelers class B common stock collectively representing approximately 94.2% of the voting power of Travelers' outstanding shares. Immediately following the distribution, Citigroup will hold shares of Travelers class A and B common stock collectively representing 9.99% of the voting power of Travelers' outstanding shares.

     The rights of the holders of Travelers class A common stock and Travelers class B common stock are identical in all respects except for voting rights. Holders of Travelers class A common stock are entitled to one vote per share and holders of Travelers class B common stock are entitled to seven votes per share on all matters to be voted on by Travelers shareholders.

     Travelers has a shareholder rights plan. Accordingly, one preferred share purchase right is attached to each share of Travelers class A common stock and Travelers class B common stock to be distributed. These rights, if exercised, would cause substantial dilution to any person or group that attempts to acquire a significant interest in Travelers without advance approval from Travelers' board of directors and thus could make an acquisition of control of Travelers more difficult, even if such acquisition may be in the best interests of Travelers and its shareholders.

     The shares of Travelers class A common stock and Travelers class B common stock that you receive in the distribution will be fully paid and non-assessable and will not be entitled to any preemptive rights.

Market for Travelers Common Stock

     Travelers class A common stock currently trades on the NYSE under the symbol "TAP.A." A public market was established for Travelers class A common stock as a result of Travelers' initial public offering in March 2002. Travelers class B common stock has been approved for listing on the NYSE under the symbol "TAP.B."

Dividends

     As with any company, the declaration and payment of future dividends by Travelers will be subject to the discretion of its board of directors and will depend upon many factors, including its financial condition, earnings, capital requirements of its operating subsidiaries, legal requirements, regulatory constraints and other factors deemed relevant by its board of directors. Subject to its financial results and action by its board of directors, Travelers has stated that it currently intends to pay dividends on all classes of Travelers common stock at an initial rate of $0.06 per share per quarter, commencing in the first quarter of 2003. If you hold Travelers shares on the record date established by the Travelers board of directors when it declares the first dividend, you will be entitled to participate in such dividend.

Travelers Transfer Agent and Registrar

     The transfer agent and registrar for the Travelers class A common stock and Travelers class B common stock is EquiServe Trust Company, N.A. You may contact the transfer agent and registrar at the address set forth below or at its toll-free phone number, which is (866) 290-4344. Stockholders outside the United States and Canada may contact the transfer agent and registrar by calling (781) 575-3654. All correspondence should be sent to the following address:

                              EquiServe Trust Company, N.A.
                              Shareholder Services
                              P.O. Box 43016
                              Providence, RI 02940-3016

                    Where You Can find More Information

     Travelers Property Casualty Corp. and Citigroup Inc. are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. Travelers has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Travelers, we urge you to read Travelers' reports filed with the SEC.

     You may read and copy Travelers' and Citigroup's reports filed with the SEC at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov, or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

                                                               Exhibit 99.2

                              [CITIGROUP LOGO]

For Immediate Release
August 12, 2002
Citigroup (NYSE symbol: C)

         CITIGROUP ANNOUNCES FINAL DISTRIBUTION RATIO FOR TRAVELERS
      PROPERTY CASUALTY CORP. CLASS A COMMON STOCK AND CLASS B COMMON
        STOCK BEING DISTRIBUTED TO HOLDERS OF CITIGROUP COMMON STOCK

New York, NY - Citigroup (NYSE: C) today announced the final distribution ratio relating to its previously announced distribution of 219,050,000 shares of class A common stock and 450,050,000 shares of class B common stock of Travelers Property Casualty Corp. (Travelers) to holders of Citigroup common stock.

Based upon the 5,089,183,641 outstanding shares of Citigroup common stock held of record at 5:00 p.m. Eastern Time on August 9, 2002, the record date for the distribution, Citigroup will distribute, on August 20, 2002, a combination of 0.0430422 of a share of Travelers class A common stock and
0.0884326 of a share of Travelers class B common stock for each such outstanding share of Citigroup common stock.

Immediately following the distribution, Citigroup will hold approximately 49,950,000 shares of Travelers class A common stock and approximately 49,950,000 shares of Travelers class B common stock, representing 9.99% of the outstanding shares of Travelers common stock and 9.99% of the outstanding voting power of Travelers.

No fractional shares of Travelers class A common stock or Travelers class B common stock will be delivered as part of the distribution. Instead, fractional shares will be aggregated and sold on behalf of all stockholders. The net sale proceeds will then be distributed on a pro-rata basis to the affected stockholders.

As previously announced, Citigroup has received a private letter ruling from the Internal Revenue Service to the effect that the distribution of Travelers class A common stock and class B common stock will be tax free to Citigroup and its stockholders for U.S. federal income-tax purposes. Cash received in lieu of fractional shares will be taxable.

Holders of Citigroup common stock will receive an information statement relating to the distribution. The information statement will also be available on Citigroup's website at http://www.citigroup.com. Stockholders who have questions about the Travelers distribution may also call Citibank, the distribution agent, toll-free at (888) 250-3985 (United States) or
(816) 843-4281 (International).

Citigroup (NYSE: C), the preeminent global financial services company with some 200 million customer accounts in more than 100 countries, provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Salomon Smith Barney, Banamex, and Travelers. Additional information may be found at:

www.citigroup.com.
------------------
Contacts:
Media:                     Leah Johnson     (212) 559-9446
                           Christina Pretto (212) 793-8217

Investors:                 Sheri Ptashek    (212) 559-4658

Fixed Income
Investors:                 John Randel      (212) 559-5091